FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE
           [James Center, Tacoma, Pierce County, Washington]

         THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "First Amendment") is made as of the ___ day of November, 1998, by and among JS - JAMES CENTER ASSOCIATES, L. P., a Washington limited partnership, acting herein by and through its general partner, Johnson Capital Corp. ("Seller") and PACIFIC REALTY TRUST, a Maryland real estate investment trust ("Purchaser").


                                               W I T N E S S E T H:

         WHEREAS, Seller and Purchaser have heretofore entered into that certain Agreement of Purchase and Sale dated October 6, 1998 (the "Agreement"), pertaining to the real property located in Tacoma, Pierce County, Washington, such real property being more particularly described in the Agreement;

         WHEREAS, Seller and Purchaser hereby desire to amend the Agreement as more particularly set forth below;

         NOW THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Seller and Purchaser agree as follows:

1. All capitalized terms used herein shall have the same meaning as defined in the Agreement, unless otherwise defined in this First Amendment.

2. The Due Diligence Period as defined in Paragraph 1.1(f) and used in the Agreement is hereby amended to reflect that the Due Diligence Period shall be the period ending on December 24, 1998 (the "First Extension Period"), and the Purchaser shall have the right to extend the Due Diligence Period for an additional thirty (30) day period thereafter, ending on January 25, 1999 (the "Second Extension Period").

3. The outside Closing Date described in Paragraph 1.1(g) of the Agreement is hereby revised to read "or after February 24, 1999 unless further extended as provided in Paragraph 2.8 below."

4. Notwithstanding anything to the contrary in the Agreement, as consideration for the extensions, Purchaser and Seller hereby agree that $12,500.00 of the Earnest Money shall become non refundable and be paid by Escrow Agent to Seller, subject to the conditions set forth below, upon the beginning of the First Extension Period and upon the beginning of the Second Extension Period (the "Extension Fee"). Escrow Agent shall be authorized to release the Extension Fee for the First Extension Period and, if extended by Purchaser, the Second

30182176.3 40899 1705C 98484215

         Extension Period immediately upon receipt of written notification from Purchaser that it has elected to proceed with the applicable extension. In the event Purchaser elects to terminate the Agreement pursuant to any of the termination rights set forth in Sections 2.3, 2.5, 2.7(c) or
         2.8 of the Agreement, the Earnest Money (including, but not limited to, any Extension Fee) shall be returned to Purchaser. In the event the Purchaser elects to purchase the Property, the Extension Fee for the First Extension Period and, if applicable, the Second Extension Period, shall be treated as Earnest Money and applied to the Purchase Price.

5. Except as amended herein, the Agreement shall remain in full force and effect. In the event of any conflicts or inconsistencies between the provisions of this First Amendment and the provisions of the Agreement, the provisions of this First Amendment shall control.

6. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this First Amendment, the parties may execute and exchange facsimile counterparts of the signature pages, and facsimile counterparts shall serve as originals.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.


                               JS - JAMES CENTER ASSOCIATES, L.P.,
                               a Washington limited partnership

                               By:      JOHNSON CAPITAL CORP.,
                                        its general partner



                                        By:   ______________________________
                                        Name: ______________________________
                                        Title:______________________________
                                                        "Seller"


                                  PACIFIC RETAIL TRUST,
                                  a Maryland real estate investment trust


                                        By:  ______________________________
                                        Name:______________________________
                                        Title:_____________________________
                                                         "Purchaser"

30182176.3 40899 1705C 98484215

30182176.3 40899 1705C 98484215